Exhibit 1.1

FIRST AMENDMENT TO EQUITY DISTRIBUTION SALES AGREEMENT

This First Amendment (the “Amendment”), entered into as of May 8, 2025, to that certain Equity Distribution Sales Agreement (the “Sales Agreement”), dated as of June 16, 2023, among Black Hills Corporation, a South Dakota corporation (the “Company”) and each of Bank of Montreal, Bank of America, N.A., MUFG Securities EMEA plc, Mizuho Markets Americas LLC and Royal Bank of Canada (each in its capacity as purchaser under any Confirmation (as defined therein), a “Forward Purchaser” and together, the “Forward Purchasers”), and each of BMO Capital Markets Corp., BofA Securities Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC (each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined therein), an “Agent” and together, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined therein) (each, a “Forward Seller” and together, the “Forward Sellers”). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Sales Agreement.

WHEREAS, each of the parties hereto wishes to amend the Sales Agreement in the manner set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

1.	The first two paragraphs of the preamble to the Sales Agreement is hereby deleted in its entirety and replaced with the following:

This Equity Distribution Agreement (this “Agreement”) is made by and among Black Hills Corporation, a South Dakota corporation (the “Company”), each of Bank of Montreal, Bank of America, N.A., MUFG Securities EMEA plc, Mizuho Markets Americas LLC, and Royal Bank of Canada (each in its capacity as purchaser under any Confirmation (as defined below), a “Forward Purchaser” and together, the “Forward Purchasers”), and each of BMO Capital Markets Corp., BofA Securities, Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC (each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined below), an “Agent” and together, the “Agents”), and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”), as amended by that certain First Amendment (the “Amendment”) to the Agreement, dated May 8, 2025 among the Company, the Forward Purchasers, the Agents and the Forward Sellers. Prior to the Amendment, the Company, the Forward Purchasers, the Agents and the Forward Sellers initially entered the Agreement on June 16, 2023 (the “Prior Agreement”).

Pursuant to this Agreement, the Company proposes, subject to the terms and conditions stated herein, to issue and sell, or cause the sale (as the case may be), from time to time to or through the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, Issuance Shares or Forward Hedge Shares (together, as applicable, the “Shares”) of the Company’s common stock, $1.00 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $400,000,000, on the terms set forth in this Agreement. For the avoidance of doubt, such aggregate gross price limitation supersedes and replaces the aggregate gross sales price limitation provided in the Prior Agreement (i.e., the $400,000,000 aggregate gross sales price of Shares issuable under this Agreement is in lieu of, and not in addition to, the approximately $99.4 million aggregate gross sales price that were issuable under the Prior Agreement immediately prior to execution of this Agreement and the $99.4 million in aggregate gross sales price that were issuable under the Prior Agreement is included in the $400,000,000 aggregate gross price limitation established through the Amendment).

2.	The first paragraph of the Form of Placement Note on page D-1 of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

Reference is made to that certain Equity Distribution Agreement among Black Hills Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated June 16, 2023, as amended (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to a Forward.

3.	The first paragraph of Annex I to the Sales Agreement is hereby deleted in its entirety and replaced with the following:

Black Hills Corporation, a South Dakota corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Sales Agreement, dated June 16, 2023 as amended (the “Sales Agreement”) between the Company and the agents party thereto, to issue and sell to [•] and [•] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*, [in each case]* on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

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4.	On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” ‘hereof’ or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment.

5.	The Sales Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

6.	This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to its choice of law provisions.

7.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

8.	No amendment or waiver of any provision of this Amendment, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

Very truly yours,

BLACK HILLS CORPORATION

By:	/s/ Kimberly F. Nooney
	Name:	Kimberly F. Nooney
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Equity Distribution Sales Agreement]

Accepted as of the date hereof:

BMO Capital Markets Corp., as Agent and Forward Seller

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets

Bank of Montreal, as Forward Purchaser

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Managing Director, Global Markets

[Signature Page to First Amendment to Equity Distribution Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc., as Agent and Forward Seller

By:	/s/ Ahmad Masud
	Name:	Ahmad Masud
	Title:	Managing Director

Bank of America, N.A., as Forward Purchaser

By:	/s/ Christine Roemer
	Name:	Christine Roemer
	Title:	Managing Director

[Signature Page to Amendment to Equity Distribution Sales Agreement]

Accepted as of the date hereof:

Mizuho Securities USA LLC, as Agent and Forward Seller

By:	/s/ James Watts
	Name:	James Watts
	Title:	Managing Director

Mizuho Markets Americas LLC, as Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
	Name:	Matthew E. Chiavaroli
	Title:	Authorized Signaotry

[Signature Page to Amendment to Equity Distribution Sales Agreement]

Accepted as of the date hereof:

MUFG Securities Americas Inc., as Agent and Forward Seller

By:	/s/ Geoffrey Paul
	Name:	Geoffrey Paul
	Title:	Managing Director

MUFG Securities EMEA plc, as Forward Purchaser

By:	/s/ Catherine Lucas
	Name:	Catherine Lucas
	Title:	Authorised Signatory

[Signature Page to Amendment to Equity Distribution Sales Agreement]

Accepted as of the date hereof:

RBC Capital Markets, LLC, as Agent and Forward Seller

By:	/s/ Young Kim
	Name:	Young Kim
	Title:	Managing Director

Royal Bank of Canada, as Forward Purchaser

By:	/s/ Brian Ward
	Name:	Brian Ward
	Title:	Managing Director

[Signature Page to Amendment to Equity Distribution Sales Agreement]